THIRD AMENDED AND RESTATED OPERATING AGREEMENT
              ----------------------------------------------

     THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT
("Agreement") is made and entered into as of December 9, 1994, by and between FAIRFIELD COMMUNITIES, INC. ("FCI"), a Delaware corporation, and FAIRFIELD ACCEPTANCE CORPORATION ("FAC"), a
Delaware corporation and wholly owned subsidiary of FCI.

                           W I T N E S S E T H :

     WHEREAS, FCI is now and will become in the future the owner of numerous receivables arising out of its sales of houses, condominiums, townhouses, subdivided lots and timeshare intervals in the normal course of its business;

     WHEREAS, FCI desires to sell and FAC desires to purchase from time to time a portion of such receivables;

     WHEREAS, FAC or its subsidiary from time to time sells or pledges receivables pursuant to certain Third-Party Pools (as defined in Section 1 below);

     WHEREAS, FAC desires to appoint FCI as its agent to bill, collect, administer and service all such receivables purchased or otherwise administered and serviced by FAC pursuant to the Third-
Party Pools; and

     WHEREAS, Fairfield and FAC desire to enter into this Agreement in amendment and restatement of, and in substitution for, that certain Second Amended and Restated Operating Agreement dated as of September 28, 1993, executed by and between FCI and FAC;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, the following definitions are used:

          (a) "Assigned Base Contract" means any Base Contract which, as of any date, FCI sells to FAC, including any Base
     Contract, subsequently pledged or sold by FAC, or its subsidiaries, pursuant to the Third-Party Pools.

          (b) "Base Contract" has the meaning set forth in the Credit Agreement.

          (c) "Base Contract Completion" means full performance by FCI of all of its duties and obligations to the Obligor under a Base Contract, including, but not limited to, completion of improvements or amenities relating to the subject Properties and delivery of certain services.

          (d) "Business Day" means any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

          (e) "Contract Settlement Date" has the meaning as set forth in the Credit Agreement.

          (f) "Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of September 28, 1993, executed by and among FAC, The First National Bank of Boston, individually and as agent, as the same may be amended or otherwise modified from time to time.

          (g) "Effective Date" shall mean the effective date of this Agreement, as stated above.

          (h) "Eligible Receivable" has the meaning set forth in the Credit Agreement.

          (i) "FCI" means Fairfield Communities, Inc. and includes any Subsidiary which hereafter sells Base Contracts to FAC pursuant to this Agreement; whereupon, and by reason of which sale, such Subsidiary shall therefore be deemed to have become a party hereto and shall become subject to all of the obligations and have all of the rights of FCI hereunder with respect to such Subsidiary's Assigned Base Contracts.

          (j) "Obligor" means the person or persons obligated to make payments under a Base Contract.

          (k) "Properties" means houses, condominiums, townhouses, subdivided lots and fixed or undivided interest timeshare intervals sold under Base Contracts.

          (l) "Repurchase Default" has the meaning set forth in the Credit Agreement.

          (m) "Security Interests" means any security interests, liens or other encumbrances on the Assigned Base Contracts in favor of any third party.

          (n) "Subsidiary" means a corporation more than fifty percent (50%) of the voting capital stock of which is owned directly or indirectly by FCI, but does not include FAC.

          (o) "Third-Party Pools" shall mean the various Pooling and Servicing Agreements or Pledge and Servicing Agreements entered into by FAC from time to time in connection with the sale or financing of Base Contracts.

          (p) "Title Documents" means any deeds, mortgages, deeds of trust, vendors' liens or other document evidencing liens or encumbrances on the Properties securing the respective interests of FCI, FAC, the Obligors or any third parties.

     2.   Sale and Ownership of Base Contracts.

          (a) Subject to the terms of Sections 2(c), 2(d) and 2(e) hereof and Section 8.21 of the Credit Agreement, FCI and FAC hereby agree that FCI may sell to FAC and FAC may purchase, as hereinafter provided and as provided in the Credit Agreement, all of FCI's right, title and interest in and to such Base Contracts as shall be described in the particular Document of Sale and Assignment of Beneficial Interest ("Document of Sale") executed in connection with each such sale, each of which Documents of Sale shall be substantially in the form of Exhibit "A" hereto. Each sale and purchase of Base Contracts shall be deemed to include the transfer by FCI to FAC of all of FCI's beneficial interests in, and of all Title Documents relating to the Properties that are the subject of such Base Contracts.

          (b) Sales of Base Contracts from FCI to FAC under this Agreement shall be accomplished by (i) FAC's compliance with the requirements of 8.21 of the Credit Agreement, (ii) in connection with each sale, the delivery to and acceptance by FAC of a Document of Sale executed by FCI, and (iii) in connection with each sale, the satisfaction of all other requirements of this Agreement.

          (c) Each group of Base Contracts which are sold by FCI to FAC from time to time shall be of a quality with respect to credit worthiness of the Obligors and collection experience at least equivalent to the quality of the aggregate portfolio of the Base Contracts held by FCI at the time of such sale. All such purchases by FAC shall be subject to all conditions and stipulations, and shall otherwise be in compliance with all terms and provisions, of the Credit Agreement.

          (d)  FCI shall be obligated to repurchase Assigned Base
     Contracts from FAC pursuant to Section 4 of this Agreement.

          (e) FCI shall not be obligated to sell, nor shall FAC be obligated to purchase, any Base Contracts under this Agreement.

          (f) Subject to the terms of Section 8.21(d) of the Credit Agreement, FCI and FAC hereby agree that FAC may sell to FCI, and FCI may purchase all of FAC's right, title and interest in and to such Base Contracts as shall be described in the particular Document of Sale executed in connection with each such sale, each of which Documents of Sale shall be substantially in the form of Exhibit "B" hereto. Each sale and purchase of Base Contracts shall be deemed to include the transfer by FAC to FCI of all of FAC's beneficial interests in, and of all Title Documents relating to the Properties that are the subject of such Base Contracts.

     3.   Purchase of Base Contracts by FAC.

          (a) From and after the Effective Date, FAC may only purchase from FCI those Base Contracts that would constitute
     Eligible Receivables.

          (b) The purchase price for any Base Contract purchased by FAC from FCI will be equal to ninety-four percent (94%) of the outstanding principal balance remaining of such Base Contract at the time of purchase by FAC plus all accrued and unpaid interest thereon.

     4.   Obligation to Repurchase

     In the event an Assigned Base Contract is in Repurchase
Default, FCI shall be obligated to either repurchase such Assigned Base Contract or substitute an Eligible Receivable in replacement of such defaulted Base Contract as follows:

          (a) As to any Assigned Base Contract in Repurchase Default, then FCI shall on the first Contract Settlement Date following the occurrence of such Repurchase Default (i) repurchase such Assigned Base Contract from FAC by payment of a purchase price in the amount of ninety-four percent (94%) of the principal balance remaining unpaid under such Assigned Base Contract (the repurchase price determined in such manner being hereinafter referred to as the "Default Repurchase Price") or (ii) transfer, assign and deliver to FAC an Eligible Receivable, in substitution for and in replacement of the Assigned Base Contract that is in Repurchase Default on the basis of 85% of the outstanding principal balance of the Assigned Base Contract in Repurchase Default to 100% of the Eligible Receivable;

          (b) FCI shall be obligated to repurchase Base Contracts in Repurchase Default pursuant to this Section 4 of this Agreement regardless of whether a Default or Event of Default may have occurred and be continuing under the Credit
     Agreement.

    5.    Documents.

          (a) Whenever Base Contracts are sold under this Agreement, the party selling such Base Contracts shall make available to the other party, at its request and for its inspection and copying, the following:

               (i)  Documents, if any, evidencing such Base
          Contracts and any Title Documents or releases of Security Interests relating thereto and any evidence of filing or recording hereof.

               (ii) A listing showing the original amount of the Base Contracts and the amount remaining unpaid thereon if less than the face amount.

               (iii) Such other financial information then possessed by the seller of the Base Contracts regarding the Obligors financial condition as the purchaser of such Base Contracts may from time to time request.

          (b) Nothing contained in this Agreement shall require, any party hereunder to give, unless otherwise required by applicable law, notice to any Obligor that a Base Contract has been sold pursuant to the terms hereof.

     6. Settlement. At the close of each Contract Settlement Date, the balance due between the parties shall thereupon be settled by payment in cash or in such other manner as may be agreed upon between the parties. Each transfer at the time of the settlement on a Contract Settlement Date shall for the purposes hereof be deemed to have been made as of the end of such Contract Settlement Date.

     7. Representations, Warranties and Covenants. In connection with the sale of Base Contracts pursuant to Section 2(a) hereof, FCI hereby represents and warrants to FAC as follows:

          (a) The figures set forth in each Document of Sale and settlement statement delivered to FAC will be true and correct as of the time made;

          (b) At the time of sale of any Base Contracts, such Base Contracts and Title Documents relating thereto will be valid and legally enforceable in accordance with their respective terms;

          (c) At the time of sale of any Base Contracts, beneficial ownership in the Base Contracts will not have been conveyed or assigned by FCI to a third party;

          (d) Each Document of Sale executed and delivered to FAC hereunder will vest in FAC all right, title and interest in and to the Base Contracts and related Title Documents covered by such Document of Sale and the proceeds of collection thereof;

          (e) At the time of sale of Base Contracts, such Base Contracts will be free and clear of all liens, encumbrances, setoffs, counterclaims of other rights or defenses except as specifically provided for under the terms of the Base Contracts, or as permitted by the Credit Agreement and Title Documents relating to the Properties, the sale of which gave rise to the Base Contracts;

          (f) At the time of sale of any Base Contracts, such Base Contracts will comply with any and all applicable laws and regulations;

          (g) FCI shall at all times remain solely responsible for Base Contract Completion and shall fully perform its duties and obligations to the Obligors under the Base Contracts in accordance with the terms thereof.

     8. Services. FAC hereby appoints FCI to perform the following services for FAC, and FAC will reimburse FCI for the reasonable fees and expenses FCI incurs in performing such services as follows:

          (a) To bill and collect all Assigned Base Contracts when due and with the same diligence and procedures employed by FCI with respect to its Base Contracts utilizing separate lock boxes for FCI and FAC as soon as practicable. To the extent payments on the Assigned Base Contracts are initially applied to reduce FCI's indebtedness, on each Contract Settlement Date, FCI shall (after making appropriate adjustments for payments on FCI contracts applied to FAC indebtedness under the Credit Agreement) make a settlement and remit all such payments to FAC, together with interest calculated on a daily basis at a rate equivalent to the interest cost to FAC under the Credit Agreement.

          (b) To perform such other acts and provide services, including, without limitation, executive, financial, legal, tax, accounting and other services as FAC may from time to time reasonably request and FCI may agree to perform or provide.

          (c) Nothing contained in this Agreement shall in any way restrict FCI at any time from exchanging, renewing, extending or in any way altering the Assigned Base Contracts being serviced by FCI, provided that any such exchange, renewal, extension or alteration shall be consistent with FCI's and FAC's then existing standard credit policies. Appropriate adjustment shall be made for any such change, renewal, extension or alteration on the Contract Settlement Date immediately following the date such action took place.

          (d) FAC shall reimburse FCI for FCI's reasonable fees and expenses for all services provided by FCI to FAC, provided the amount of such reimbursement shall not exceed three quarters of one percent (.75%) per annum of the aggregate outstanding principal balance of all Assigned Base Contracts, and shall be payable monthly in arrears.

     9. Indemnification. FCI agrees to indemnify FAC against, and hold FAC harmless from, any and all liabilities, losses, damages, costs and expenses arising out of claims asserted against FAC by any third party relating to (i) any wrongful or negligent act or omission to act of FCI, in performing any of the services which FCI shall perform for or furnish to FAC pursuant to the provisions of this Agreement, (ii) any breaches by FCI of the representations and warranties in Section 7, and (iii) any failures by FCI to timely and fully perform all of its covenants to the Obligors under the Base Contracts, including, but not limited to, those duties and obligations of FCI relating to Base Contract Completion; provided however, FAC shall promptly notify FCI in writing of each such claim made or suit therein instituted against FAC and the details thereof, and shall not pay or compromise any such claim or suit without the written approval of FCI, and FCI shall be permitted to assume and direct the defense of any such suit by counsel of its own choosing and at its own expense.

     10.  Records.  FAC and FCI mutually agree to:

          (a) Safely maintain such documents as may be required for the collection of Assigned Base Contracts.

          (b) Keep such accounts and other records as will enable FAC and FCI to determine at any time the status of all Assigned Base Contracts, including whether such Assigned Base Contracts are in Repurchase Default.

          (c) Permit the other party on reasonable notice at any time during normal business hours to inspect, audit, check and make abstracts from accounts, records, correspondence and other papers pertaining to Assigned Base Contracts.

          (d) Deliver to the other party, upon its request and at its expense, any of said accounts, records, correspondence and other papers as the other party may deem reasonably essential to enable it to enforce its rights, if then being challenged, with respect to Assigned Base Contracts. The books and records of FCI and FAC will be made to reflect the sale of Base Contracts.

     11. Waivers. FCI and FAC hereby waive any failure or delay on the part of the other party in asserting or enforcing any of its rights or in making any claims or demands hereunder.

     12. Termination; Amendment. This Agreement may not be terminated, amended or modified except upon the written consent thereto of FCI and FAC, which will not be unreasonably withheld; provided that FCI agrees not to terminate, amend or modify this Agreement to the extent that such action would be inconsistent with the terms of the Credit Agreement or any agreement entered into by FAC in connection with the issuance of securities by FAC. All of FCI's and FAC's obligations hereunder with respect to the servicing of Assigned Base Contracts shall otherwise continue in effect after the date of termination until FAC shall have received payment of the balance remaining to be paid on all Assigned Base Contracts owned by FAC on the date of termination or until FCI shall have otherwise repurchased such Assigned Base Contracts pursuant to the terms hereof, and thereupon this Agreement shall terminate for all purposes, other than the rights of indemnification provided for herein, which shall survive the termination of this Agreement.

     13. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement to be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

     If to FCI:     Fairfield Communities, Inc.
                    2800 Cantrell Road
                    Little Rock, AR 72202
                    Attention:  President

     If to FAC:     Fairfield Acceptance Corporation
                    2800 Cantrell Road
                    Little Rock, AR 72202
                    Attention:  President

     14. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, FCI and its successors and FAC and its successors.

     15. Governing Law. This Agreement shall be governed by the laws of the State of Arkansas.

     16. ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OF ORAL, RELATING TO THE SUBJECT MATTER HEREOF INCLUDING, WITHOUT LIMITATION, THAT CERTAIN SECOND AMENDED AND RESTATED OPERATING AGREEMENT DATED AS OF SEPTEMBER 28, 1993 BY AND BETWEEN FCI AND FAC, AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG
THE PARTIES HERETO.

     17.  Conflict With Credit Agreement.  If the terms of this
Operating Agreement conflict in any manner with the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have set their hands and have affixed their corporate seals as of the day and year first above written.

                                        FAIRFIELD COMMUNITIES, INC.


                                        By: /s/ Robert W. Howeth
                                           ------------------------------
                                        Title:  Senior Vice President
                                               --------------------------


                                        FAIRFIELD ACCEPTANCE CORPORATION


                                        By:  /s/ Robert W. Howeth
                                           ------------------------------
                                        Title: President
                                              ----------------------------

                                EXHIBIT "A"
                                    TO
                        THIRD AMENDED AND RESTATED
                            OPERATING AGREEMENT


                       Form of Document of Sale and
            Assignment of Beneficial Interest From FCI to FAC

                                                               [FCI to FAC]

                         FORM OF DOCUMENT OF SALE
                                    AND
                     ASSIGNMENT OF BENEFICIAL INTEREST


     This instrument is delivered to you pursuant to the Third Amended and Restated Operating Agreement dated as of December __, 1994, by and between FAIRFIELD COMMUNITIES, INC. ("FCI") and FAIRFIELD ACCEPTANCE CORPORATION ("FAC") (the "Operating Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

     1. The undersigned hereby sells, transfers and assigns to FAC, pursuant to Section 2 of the Operating Agreement, Eligible
Base Contracts in an aggregate amount of $___________ for a purchase price of $____________. Such Eligible Base Contracts are described on Schedule 1 hereto.

     2. After giving effect to all adjustments, you own as of the close of business at __________________ Assigned Base Contracts in the aggregate amount of $____________

     3. The transference of those Eligible Base Contracts described on Schedule 1, attached hereto, shall transfer and assign the beneficial interest of the transferor in the underlying Properties giving rise to such Eligible Base Contracts herein assigned, including the interest of the transferor in any Title Documents, and any interest in and to the FairShare Plus Program or any contract file relating to the Base Contracts, subject to the outstanding interest of the contract purchaser and further subject to those outstanding encumbrances described in the Fourth Amended and Restated Title Clearing Agreement (Lawyer's), dated as of September 1, 1992; the Second Amended and Restated Supplementary Trust Agreement (Arizona), dated as of September 1, 1992; the Second Amended and Restated Title Clearing Agreement (Colorado), dated as of September 1, 1992; or the Westwinds Third Amended and Restated Title Clearing Agreement, dated as of November 15, 1992, as the case may be, as may be amended or restated from time to time.

     4.   This Document of Sale and Assignment of Beneficial
Interest incorporates by reference the terms and conditions of the Operating Agreement as if set forth in full herein.

     5. This instrument shall become effective as of the date hereof upon your acceptance.

                                   FAIRFIELD COMMUNITIES, INC.



                              By:________________________________
                              Name:______________________________
                              Title: ____________________________




ACCEPTED AND AGREED TO
as of ________________

FAIRFIELD ACCEPTANCE CORPORATION



By:_____________________________
Name:___________________________
Title:__________________________

                                EXHIBIT "B"
                                    TO
                        THIRD AMENDED AND RESTATED
                            OPERATING AGREEMENT


                       Form of Document of Sale and
            Assignment of Beneficial Interest from FAC to FCI

                                                               [FAC to FCI]

                         FORM OF DOCUMENT OF SALE
                                    AND
                     ASSIGNMENT OF BENEFICIAL INTEREST

     This instrument is delivered to you in accordance with that certain Third Amended and Restated Operating Agreement dated as of December __, 1994, by and between FAIRFIELD COMMUNITIES, INC. ("FCI") and FAIRFIELD ACCEPTANCE CORPORATION ("FAC") (the "Operating Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

     1. The undersigned hereby sells, transfers and assigns to FCI pursuant to Section 8.21(a) of the Credit Agreement and
Section 4 of the Operating Agreement, the Base Contracts described on Schedule 1 hereto.

     2. Additionally, the undersigned hereby sells, transfers and assigns to FCI, pursuant to Section 8.21(d) of the Credit
Agreement and Section 2(f) of the Operating Agreement, the Base
Contracts described on Schedule B hereto.

     3. The transference of those Base Contracts described on Schedule A and/or B, attached hereto, shall transfer and assign the beneficial interest of the transferor in the underlying Properties giving rise to such Eligible Base Contracts, including the interest of the transferor in any Title Documents herein assigned, and any interest in and to the FairShare Plus Program or any contract file relating to the Base Contracts, subject to the outstanding interest, if any, of the contract purchaser and further subject to those outstanding encumbrances described in the Fourth Amended and Restated Title Clearing Agreement (Lawyer's), dated as of September 1, 1992; the Second Amended and Restated Supplementary Trust Agreement (Arizona), dated as of September 1, 1992; the Second Amended and Restated Title Clearing Agreement (Colorado), dated as of September 1, 1992; or the Westwinds Third Amended and Restated Title Clearing Agreement, dated as of November 15, 1992, as the case may be, as may be amended or restated from time to time.

     4. This instrument shall become effective as of the date hereof upon delivery.

     5.   Dated as of _________________, 199_.

                              FAIRFIELD ACCEPTANCE CORPORATION


                              By:_____________________________
                              Title:__________________________